Exhibit 10.1

AMENDMENT #1 TO

EMPLOYMENT AGREEMENT

This AMENDMENT #1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of October 3, 2014, between Orthofix Inc., a Minnesota corporation (the “Company”), and Doug Rice (the “Executive”).

WHEREAS, the Executive and the Company have previously entered into an Employment Agreement as of September 4, 2014 (the “Agreement”); and

WHEREAS, the parties desire to enter into this Amendment to amend and revise the Agreement as set forth herein to, among other things, reflect the terms of an arrangement by which Executive will serve temporarily as the Company’s Interim Chief Financial Officer;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

a.	Section 1.1. The following is added to the end of Section 1.1:

“In addition to the foregoing, from September 27, 2014 until such time as the Company appoints a permanent, full-time Chief Financial Officer, Executive shall serve as the Company’s Interim Chief Financial Officer (the “Interim CFO Period). For the avoidance of doubt, in the event that Executive is not appointed as the Company’s permanent, full-time Chief Financial Officer, he shall continue serving as the Company’s Chief Accounting Officer, and notwithstanding anything in this Agreement to the contrary, the cessation of his term, duties and responsibilities as Interim Chief Financial Officer shall not constitute or form the basis of any “Good Reason” hereunder.”

b.	Section 2.2. The following is added to the end of Section 2.2:

“Notwithstanding the foregoing, during the Interim CFO Period, as well as any subsequent period in the event that Executive is appointed as the Company’s permanent, full-time Chief Financial Officer, Executive shall be paid an annual base salary of no less than $325,000. If Executive is not appointed as the Company’s permanent, full-time Chief Financial Officer, then his annual base salary as Chief Accounting Officer following the Interim CFO Period shall be no less than $275,000.”

c.	Section 2.3. The following is added to the end of Section 2.3:

“In addition to Executive’s regular incentive plan bonus (including Executive’s 35% guaranteed bonus with respect to the portion of the 2014 fiscal year that Executive is employed), with respect to the 2014 fiscal year portion of the Interim CFO Period (the “2014 Interim Period”), Executive shall be eligible to receive an additional bonus of up to 25% of Executive’s pro rated base salary with respect to the 2014 Interim Period (the “Supplemental Interim CFO Period

Bonus”), which additional Supplemental Interim CFO Period Bonus shall be earned based on the achievement of goals approved by the compensation committee of the Board (which goals have been delivered to Executive). Further, (i) if the Interim CFO Period extends into the 2015 fiscal year, Executive’s target bonus for the portion of the 2015 fiscal year during which the Interim CFO Period continues shall be 60% of base salary, and (ii) if Executive is not appointed as the Company’s permanent, full-time Chief Financial Officer, then his target bonus as described in the second sentence of this paragraph shall at such time become 45% of base salary prospectively.”

d.	Section 2.4. The following is added to the end of Section 2.4:

“Further, in connection with Executive’s appointment as Interim Chief Financial Officer as of September 27, 2014, Executive shall receive an additional grant of 6,000 restricted shares of common stock of Parent (vesting annually 25% per year over a 4-year period).”

2. No Other Amendments. Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

ORTHOFIX INC.

By:	/s/ Bradley R. Mason
Name:	Bradley R. Mason
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Doug Rice
Doug Rice

Agreed and Acknowledged:

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Bradley R. Mason
Name: Bradley R. Mason
Title: President and Chief Executive Officer